EXHIBIT 99
U S WEST (Registered Trademark)

         Investor Relations

                                   NEWS FLASH

January 22, 1999

Note to investors: U S WEST (NYSE: USW) will hold a live teleconference call at 9:00 a.m. MST (11:00 a.m. EST) today to discuss fourth quarter, 1998 results. Participants should call 1-800-946-0712 by the scheduled start time. A replay will be available starting at noon MST, through 6 p.m. MST on Friday, Jan. 29 by calling 1-888-567-0844.

                    U S WEST EARNINGS UP 5.6 PERCENT FOR 1998

              -- Advanced PCS Wireless Customers and Data Business,
            Including Internet and DSL Offerings, Grow Dramatically;
                    Strong Core Growth Helps Drive Results --

DENVER - U S WEST (NYSE: USW) today announced fourth quarter normalized, diluted earnings per share of $.73, up 5.8 percent from normalized fourth quarter 1997 earnings. For the full year, normalized, diluted EPS was $3.01, up 5.6 percent from full-year 1997 normalized earnings of $2.85. [Note: EPS figures used in this release are pro-forma and include full-quarter and year-to-date, 1997 and 1998 impacts from the U S WEST Dex transaction.]

Results were driven by double-digit earnings growth in the core communications business. U S WEST's data and wireless growth initiatives each posted strong subscriber growth gains for the quarter and the year. Additionally, U S WEST Dex, the company's directory and Internet Yellow Pages business, turned in solid quarterly and year-end results.

o During the quarter, the company's Advanced PCS wireless product grew its customer base to more than 185,000 - a gain of more than 80,000 for the quarter, up 77 percent. On a weighted average basis, these customer levels now represent about 2 percent penetration in the company's six major market areas. More than 50 percent of all PCS customers take advantage of Advanced PCS' first-in-the-nation integrated features.

o Total 1998 data revenues grew by 29 percent to nearly $1.3 billion. !NTERPRISE - which manages the company's in-region and out-of-region emerging data products, including DSL, U S WEST.net, ATM and Frame Relay - grew revenues by 45 percent to $157 million for the quarter and 46 percent to $533 million for the year. Full-year 1998 revenues from Frame Relay and ISDN services each surpassed $100 million for the first time, with Frame Relay revenues increasing by more than 45 percent and ISDN revenues jumping by 94 percent year-over-year.

o The company's Internet access service, U S WEST.net, grew customer levels to more than 150,000.

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U S WEST Fourth Quarter Earnings - Page 2

o MegaBit Services customers exceeded 20,000 for the year, reaching the company's year-end forecast and beating projections of at least two highly regarded research firms. MegaBit, U S WEST's high-speed ADSL (Asymmetric Digital Subscriber Line) data offering, is now available to about 5.5 million lines in nearly 40 cities. According to a recent survey by The Yankee Group, potential high-speed Internet customers prefer to buy that access from their phone company versus their cable company by a margin of more than four to one.

o U S WEST Dex expanded its Internet advertising and commerce growth initiatives during the quarter and for the entire year, in addition to achieving strong 6.7 percent revenue growth in its print advertising business for the year. This led to total annual revenues of almost $1.3 billion for 1998. Among those revenues were almost $1 million in Internet advertising services during the month of December alone. The company's Internet Yellow Pages site posted more than 1.4 million visits in December, up more than 25 percent from November.

"Growth in our core business is solid, and our growth engines, related to wireless, data and Internet initiatives, are truly accelerating in the most competitive spaces," said Sol Trujillo, president and CEO of U S WEST. "Our PCS business nearly doubled in just one quarter, and we're exceeding all industry projections for demand of our Internet-related data products. And importantly, we're turning in these gains in new business areas while keeping our core vibrant."

The company achieved its fourth quarter results while absorbing significant costs related to expansion of new growth businesses, expenses associated with mandated interconnection and number portability, and Year 2000 expenses. During the quarter, the company saw continuing impacts from competition in its local telephony business in both line growth and pricing. It now has re-sold nearly 382,000 lines to competitors.

Other fourth quarter and year-end highlights include:

Volumes and Penetration:

o Residential penetration levels at the end of the quarter for the company's most popular custom calling features continued to grow: Caller ID, 33.9 percent, Voice Messaging, 19.3 percent (tops in the industry) and Call Waiting, 35.8 percent.

o The addition of 573,000 access lines (adjusted for the sale of selected rural exchanges) over the past 12 months for a normalized growth rate of
     3.6 percent. On an adjusted basis, business access lines grew 3.3 percent; residential access lines grew 3.7 per-cent; and residential additional lines grew 18 percent, reaching penetration of 15.9 per-cent. On a "voice-grade-equivalent" basis, business access line growth was 13 percent.

o On the small business side, total access lines equipped with Centrex services grew to 1.45 million, a 38 percent year-over-year increase.

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


U S WEST Fourth Quarter Earnings - Page 3

Sales and Revenues:

o A 19.5 percent increase in private line and special access revenues, which totaled $1.0 billion for the year - a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

o Consumer revenues from vertical services increased by nearly 15 percent for 1998.

Costs and Margins:

o Absorbed approximately $27 million in incremental expenses related to interconnection, number portability and Year 2000 during the quarter.

On a reported basis, quarterly normalized EPS was up 87 percent from fourth quarter, 1997 when the company took a pre-tax regulatory charge of $250 million, primarily to cover a rate refund in Washington. Full-year reported earnings grew 18 percent, including the charge.

Trujillo said the company expects to achieve 12-14 percent earnings growth beginning in 1999, a year earlier than expected. He said this includes the effects of accounting changes that require the company to treat software as a capital, rather than an expense item.

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with year 2000 remediation); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) a change in economic conditions in the various markets served by U S WEST's operations; (vii) higher than anticipated start-up costs associated with new business opportunities; (viii) delays in U S WEST's ability to begin offering interLATA long-distance services; (ix) consumer acceptance of broadband services, including telephony, data and wireless services; and (x) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

Further information: Larry Thede, 303-896-3550; Rodney Miller, 303-896-3096; Martha Daniele Paine, 303-896-5706.

NOTE:  This  release  and the  financial  statements  will be  available  on the
Internet   after  7  a.m.   (MST)  by  accessing  U  S  WEST's   Internet  site:
www.uswest.com.